Exhibit 10.1

Execution Version

THIRD AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

dated as of December 17, 2013

among

Dune Energy, Inc.,

as Borrower,

Bank of Montreal,

as Administrative Agent,

CIT Capital Securities LLC,

as Syndication Agent,

and

The Guarantors and Lenders Party Hereto

BMO Capital Markets Corp.

Sole Lead Arranger and Sole Bookrunner

THIRD AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

THIS THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) dated as of December 17, 2013, is among DUNE ENERGY, INC., a Delaware corporation (the “Borrower”); the Guarantors signatory hetero; certain of the lenders party to the Credit Agreement referred to below (collectively, the “Required Lenders”); and BANK OF MONTREAL, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

R E C I T A L S

A. The Borrower, the Administrative Agent and the Lenders are parties to that certain Amended and Restated Credit Agreement dated as of December 22, 2011 (as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of September 25, 2012, as amended by that certain Second Amendment to Amended and Restated Credit Agreement dated as of May 3, 2013 and as amended, supplemented or modified, the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.

B. The Borrower has requested and the Required Lenders have agreed to amend certain provisions of the Credit Agreement as set forth herein and to decrease the Borrowing Base.

C. Now, therefore, to induce the Administrative Agent and the Required Lenders to enter into this Amendment and in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement, as amended by this Amendment. Unless otherwise indicated, all section references in this Amendment refer to sections of the Credit Agreement.

Section 2. Amendments to Credit Agreement.

2.1 Amendments to Section 1.02.

(a) Section 1.02 is hereby amended by deleting the defined term “Agreement” in its entirety and replacing it with the following:

“Agreement” means this Amended and Restated Credit Agreement, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of September 25, 2012, that certain Second Amendment to Amended and Restated Credit Agreement dated as of May 3, 2013 and that certain Third Amendment to Amended and Restated Credit Agreement dated as of December 17, 2013, as the same may from time to time be amended, modified, supplemented or restated.

(b) Section 1.02 is hereby amended by adding the following defined term to Section 1.02 in the correct alphabetical order:

“Change of Management” means that either of James A. Watt or Frank T. Smith, Jr. shall have (a) died, (b) become incompetent or disabled (i.e., unable, by reason of disease, illness or injury, to perform his functions as an officer with control of the day-to-day affairs of the Borrower) for one hundred twenty (120) consecutive days, or (c) otherwise ceased to be active in the affairs of the Borrower; provided that a “Change of Management” shall not occur if Mr. Watt or Mr. Smith, as the case may be, is replaced by a Person approved by the Administrative Agent during such one hundred twenty (120) day period.

2.2 Amendment to Section 9.01(a). Section 9.01(a) is hereby amended and restated in its entirety to read as follows:

(a) Ratio of Total Debt to EBITDAX. The Borrower will not, as of the last day of any fiscal quarter set forth below, permit its ratio of Total Debt as of such day to EBITDAX for the immediately preceding four fiscal quarters ending on such day to be greater than the ratio set forth below:

Fiscal Quarter Ending	Ratio
December 31, 2013	5.0 to 1.0
March 31, 2014	5.0 to 1.0
June 30, 2014 and thereafter	4.0 to 1.0

2.3 Amendment to Section 10.01. Section 10.01 is hereby amended by inserting the following new clause (n) at the end thereto:

“(n) a Change of Management shall occur.”

Section 3. Borrowing Base Redetermination. From and after the Third Amendment Effective Date (as defined below), the Borrowing Base shall be, and hereby is, $47,500,000, which Borrowing Base shall remain in effect until the Borrowing Base is otherwise redetermined or adjusted in accordance with the Credit Agreement. Notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments from time to time pursuant to Section 2.07(e), Section 8.13(c) or Section 9.12(d).

Section 4. Conditions Precedent. This Amendment shall become effective on the date (such date, the “Third Amendment Effective Date”), when each of the following conditions is satisfied (or waived in accordance with Section 12.02):

4.1 The Administrative Agent shall have received from the Required Lenders, the Administrative Agent, each Guarantor and the Borrower, counterparts (in such number as may be requested by the Administrative Agent) of this Amendment signed on behalf of such Person.

4.2 The Administrative Agent and the Lenders shall have received all fees and other amounts due and payable on or prior to the date hereof, including:

(a) an upfront fee to the Administrative Agent for the account of the Lenders in an amount equal to 20 basis points on their allocated portion of the Borrowing Base as of the Third Amendment Effective date; and

(b) to the extent invoiced, reimbursement or payment of all documented out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement.

4.3 No Default shall have occurred and be continuing as of the date hereof, after giving effect to the terms of this Amendment.

4.4 The Administrative Agent shall have received such other documents as the Administrative Agent or its special counsel may reasonably require.

The Administrative Agent is hereby authorized and directed to declare this Amendment to be effective when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 4 or the waiver of such conditions as permitted in Section 12.02. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.

Section 5. Miscellaneous.

5.1 Confirmation. The provisions of the Credit Agreement, as amended by this Amendment, shall remain in full force and effect following the effectiveness of this Amendment.

5.2 Ratification and Affirmation; Representations and Warranties. The Borrower and each Guarantor hereby (a) acknowledges the terms of this Amendment, (b) ratifies and affirms its obligations under, and acknowledges its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect as expressly amended hereby and (c) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this Amendment:

(i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct in all material respects (except those which have a materiality qualifier, which shall be true and correct as so qualified), except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct as of such specified earlier date, and

(ii) no event or events have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

5.3 Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Amendment by facsimile transmission or electronic transmission in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart hereof.

5.4 NO ORAL AGREEMENT. THIS AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.

5.5 GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

5.6 Payment of Expenses. In accordance with Section 12.03 of the Credit Agreement, the Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and reasonable expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

5.7 Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

5.8 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

5.9 Loan Document. This Amendment is a Loan Document.

[SIGNATURES BEGIN NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

BORROWER:	DUNE ENERGY, INC.

	By:	/s/ James A. Watt
	Name:	James A. Watt
	Title:	President & Chief Executive Officer

GUARANTORS:	DUNE OPERATING COMPANY

	By:	/s/ James A. Watt
	Name:	James A. Watt
	Title:	President

DUNE PROPERTIES, INC.

	By:	/s/ James A. Watt
	Name:	James A. Watt
	Title:	President

[Signature Page Third Amendment]

BANK OF MONTREAL, as Administrative Agent and a Lender

By:	/s/ James V. Ducote
Name: James V. Ducote
Title: Managing Director

[Signature Page Third Amendment]

CIT BANK, as a Lender

By:	/s/ John Feeley
Name: John Feeley
Title: V.P.

[Signature Page Third Amendment]